Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-44581, 33-44582, 333-106330, 333-39738, 333-66426, and 333-120100 on Form S-8 and Registration No. 333-155677 on Form S-3 of our report dated February 25, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of Public Service Enterprise Group Incorporated and subsidiaries, which report expresses an unqualified opinion and includes an explanatory paragraph for the adoption of Financial Accounting Standards No. 157, Fair Value Measurements effective January 1, 2008, and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109 effective January 1, 2007, and our report dated February 25, 2009, relating to the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey

February 25, 2009